GSI Commerce, Inc.
2010 Equity Incentive Plan
Restricted Stock Unit Award Grant Notice
GSI Commerce, Inc. (the “Company”), pursuant to Section 6(b) of its 2010 Equity Incentive Plan (the “Plan”), hereby awards to you as a Participant under the Plan a Restricted Stock Unit Award for the number of shares the Company’s Common stock (the “Shares”) set forth below (the “Award”). This Award is subject to all of the terms and conditions as set forth herein and in (i) the applicable Restricted Stock Unit Award Agreement, which is attached hereto and incorporated herein in its entirety, and (ii) the Plan, which is available on the Company’s Intranet under the Legal and Human Resources sections and incorporated herein in its entirety.

Participant:	Michael G. Rubin
Date of Grant:	_______
Number of Shares subject to Award:	_______
Consideration:	Your Services to the Company
Vesting Schedule: The shares subject to this Award will vest in accordance with the following schedule; provided that the vesting will cease upon the termination of Participant’s Continuous Service:
25% of the total number of shares subject to the Award will vest on the first annual anniversary of the Date of Grant; and
25% of the total number of shares will vest annually thereafter over the next 3 years.
Notwithstanding the foregoing, in the event that Participant’s Continuous Service is terminated due to his or her death or Disability, then this Award will immediately vest in full.
Change in Control: Vesting of your Shares may be accelerated upon a Change in Control, as provided in that certain Employment Agreement between you and the Company, effective as of July 1, 2006.
Parachute Payments: If any payment or benefit you would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion of the Payment, up to and including the total Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless you elect in writing a different order: reduction of cash payments; cancellation of accelerated vesting of Stock Awards (as defined in the Plan); reduction of employee benefits. If acceleration of vesting of Stock Award compensation is to b reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of your Stock Awards unless you elect in writing a different order for cancellation.
                    The Company shall appoint a nationally recognized independent accounting firm to make the determinations required hereunder, which accounting firm shall not then be serving as accountant or auditor for the individual, entity or group effecting the Change in Control of the Company. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.
                    The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, on which you may rely, to you and the Company within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by you or the Company) or such other time as requested by you or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish you and the Company with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. The Company shall be entitled to rely upon the accounting firm’s determinations, which shall be final and binding on all persons.
Additional Terms/Acknowledgements: You acknowledge receipt of, and understand and agree to, this Restricted Stock Unit Award Grant Notice, the Restricted Stock Unit Award Agreement and the Plan. You also acknowledge receipt of the 2010 Equity Incentive Plan Prospectus. You further acknowledge that as of the Date of Grant, this Restricted Stock Unit Award Grant Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the acquisition of stock in the Company pursuant to this Award and supersede all prior oral and written agreements on that subject with the exception of (i) Stock Awards (as defined in the Plan) previously granted and delivered to you under the Plan, and (ii) the following agreements only:

Other Agreements:

GSI Commerce, Inc.		Participant

By:

	Signature		Signature

Name:		Name:

	Print		Print

Title:		Date:

Date:

Attachments: Restricted Stock Unit Award Agreement

Attachment I
Restricted Stock Unit Award Agreement
GSI Commerce, Inc.
2010 Equity Incentive Plan
Restricted Stock Unit Award Agreement
     Pursuant to your Restricted Stock Unit Award Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”), GSI Commerce, Inc. (the “Company”) has granted you a Restricted Stock Unit Award under Section 6(b) of the GSI Commerce, Inc. 2010 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s common stock (the “Common Stock”) indicated in the Grant Notice (collectively, the “Award”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan or Grant Notice will have the same definitions as in the Plan.
     The details of your Award are as follows.
     1. Grant of the Award. This Award represents the right to be issued on a future date the number of shares of the Company’s Common Stock as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (“Account”) the number of shares of Common Stock subject to the Award.
     2. Distribution of Shares of Common Stock.
     (a) The Company will deliver to you a number of shares of Common Stock equal to the number of vested shares of Common Stock subject to your Award on the vesting date or dates provided in your Grant Notice; provided, however, that if such vesting date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
     (b) Notwithstanding the foregoing, in the event that the Company determines that your sale of shares of Common Stock on the date the shares subject to the Award are scheduled to be delivered (the “Original Distribution Date”) would violate its policy regarding insider trading of the Common Stock, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable following the next date that you could sell such shares pursuant to such policy; provided, however, that in no event shall the delivery of the shares be delayed pursuant to this provision beyond the later of: (1) December 31st of the same calendar year of the Original Distribution Date, or (2) the 15th day of the third calendar month following the Original Distribution Date.
     3. Consideration. The Common Stock delivered to you pursuant to your Award shall be deemed paid, in whole or in part, in consideration of your services to the Company in the amounts and to the extent required by law.

     4. Vesting. Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice; provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the shares credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock.
     5. Number of Shares. The number of shares of Common Stock subject to your Award referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments as set forth in the Plan.
          (a) Any shares, cash or other property that becomes subject to the Award pursuant to this Section 5, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares covered by your Award.
          (b) Notwithstanding the provisions of this Section 5, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 5. The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 5.
     6. Dividends. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in Section 9(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
     7. Conditions to Issuance and Delivery of Shares. Notwithstanding any other provision of this Agreement or the Plan, the Company will not be obligated to issue or deliver any shares of Common Stock pursuant to this Agreement (i) until all conditions to the Award have been satisfied or removed, (ii) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (iv) if it might cause the Company to issue or sell more shares of Common Stock that the Company is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company.
     8. Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award. This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and you upon the respective signing by the Company and you of the Restricted Stock Unit Award Grant Notice to which it is attached.

     9. Non-transferability. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of shares pursuant to Section 1 of this Agreement.
     10. Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, Boards of Directors or Employees to continue any relationship that you might have as a Employee, Director or Consultant for the Company or an Affiliate.
     11. Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Common Stock awarded pursuant to this Agreement until such shares are issued to you pursuant to Section 1 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
     12. Withholding Obligations.
          (a) On or before the time you receive a distribution of shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from, at the Company’s election, vested shares of Common Stock distributable to you, payroll and any other amounts payable to you and otherwise agree to make adequate provision for, as determined by the Company, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.
          (b) Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such shares of Common Stock.
     13. Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s insider trading policy.
     14. Notices. All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by first class mail or reputable overnight delivery service, expenses prepaid. Notice may also be given by electronic mail or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in a manner provided in the preceding sentence. Notices to the Company or the Board shall be delivered or sent to GSI’s headquarters, 935 First Avenue, King of Prussia, PA 19406, to the attention of its Chief Financial Officer and its General Counsel. Notices to any Participant or holder of shares of Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person’s address as it appears in the regular records of the Company or its transfer agent.
     15. Headings. The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
     16. Amendment. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Board (or appropriate committee thereof) by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board (or appropriate committee thereof) reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, including with respect to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations issued thereunder, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
     17. Miscellaneous.
          (a) The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may not be assigned by you, except with the prior written consent of the Company.
          (b) The benefits provided under this Agreement are intended to be subject to a “substantial risk of forfeiture” under Code Section 409A, and to be payable within the “short term deferral period” under such statute following lapse of the applicable forfeiture conditions.
          (c) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
          (d) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
     18. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. The

Board (or appropriate committee thereof) will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board (or appropriate committee thereof) will be final and binding upon you, the Company, and all other interested persons. No member of the Board (or appropriate committee thereof) will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
     19. Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any subsidiary except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any subsidiary’s employee benefit plans.
     20. Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.
     21. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.